                                                                     EXHIBIT 2.1


                             FIRST AMENDED AGREEMENT
                               AND PLAN OF MERGER

         THIS FIRST AMENDED AGREEMENT AND PLAN OF MERGER ("AMENDED AGREEMENT") entered into this 15th day of June, 2001 by and among UNB Corp., an Ohio corporation, United Insurance Agency, Inc., an Ohio corporation ("United Insurance"), all of the outstanding stock of which is owned by UNB Corp., Rownd Financial Advisors Corp., and Ohio corporation (the "Company"), and Robert S. Rownd ("Bob"), Gail T. Rownd ("Gail"), and Lora A. Rownd ("Lora"), who are all of the shareholders of the Company (collectively, the "Shareholders").

         WHEREAS, the parties entered into an Agreement and Plan of Merger, dated June 12, 2001, (the "Merger Agreement"), setting forth the terms and conditions under which the Company would be merged into United Insurance.

         WHEREAS, the parties wish to amend certain provisions of the Merger Agreement.

         NOW, THEREFORE, the parties hereto have agreed and, by these presence do hereby agree as follows:

         1. Section 2.1 of the Merger Agreement is hereby amended to read as follows:

                  "2.1 CONVERSION RATIO. All the common shares of the Company (the "Company Shares") issued and outstanding immediately prior to the Effective Date shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be converted on the Closing Date (as herein defined) into that number of duly issued, fully paid, and non-assessable UNB Shares determined in the following manner: the total number of UNB Shares to be issued to the Shareholders shall be determined by dividing $255,348.14 by the average of the closing price (the "Average Price") of the UNB Shares as listed on

         NASDAQ for the five (5) business days immediately preceding the date the parties issue a press release announcing the execution of this Agreement (the "Measuring Period") subject, however, to any adjustment on account of combinations, subdivisions, reclassifications or distributions with respect to UNB Shares as provided in Section 2.2 below. The UNB Shares to be distributed pursuant to the terms of this Agreement shall come from treasury stock held by UNB Corp."

         2. Section 8.7 of the Agreement is hereby deleted in its entirety.

         3. All other provisions and Sections of the Agreement, other than Sections 2.1 and 8.7, are unaffected by this Amendment and remain valid and enforceable.

         IN WITNESS WHEREOF, the Parties have caused this Amended Agreement to be executed as of the date and year first set forth above.

                                       UNB CORP.

                                       BY: /s/ James J. Pennetti
                                           ---------------------------------
                                       Its: Executive Vice President & CFO
                                            --------------------------------


                                       UNITED INSURANCE AGENCY

                                       BY: /s/ James J. Pennetti
                                           ---------------------------------
                                       Its: Secretary & Treasurer
                                            --------------------------------


                                       ROWND FINANCIAL ADVISORS CORP.

                                       BY: /s/ Lora A. Rownd
                                           ---------------------------------
                                       Its:  President
                                             -------------------------------

                                       /s/ Robert S. Rownd
                                       ---------------------------------
                                       Robert S. Rownd

                                       /s/ Gail T. Rownd
                                       ---------------------------------
                                       Gail T. Rownd

                                       /s/ Lora A. Rownd
                                       ---------------------------------
                                       Lora A. Rownd

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------

         THIS AGREEMENT AND PLAN OF MERGER ("Agreement") entered into this 12th day of June, 2001, by and among UNB Corp., an Ohio corporation, United Insurance Agency, Inc., an Ohio corporation ("United Insurance"), all of the outstanding stock of which is owned by UNB Corp., Rownd Financial Advisors Corp., an Ohio corporation (the "Company"), and Robert S. Rownd ("Bob"), Gail T. Rownd ("Gail"), and Lora A. Rownd ("Lora"), who are all of the shareholders of the Company (collectively, the "Shareholders").

         WITNESSETH THAT:

         WHEREAS, the Boards of Directors of UNB Corp., United Insurance, and the Company, respectively, deem it to be in the best interests of UNB Corp., United Insurance, and the Company and their respective shareholders that United Insurance acquire all of the common shares of the Company in exchange for common shares of UNB Corp., no par value (the "UNB Shares") and cash pursuant to a plan of merger of the Company with and into United Insurance in accordance with this Agreement and Section 368(a)(1)(A) of the Internal Revenue Code; and

         WHEREAS, the respective Boards of Directors of UNB Corp., United Insurance, and the Company have approved and authorized the execution of this Agreement;

         NOW, THEREFORE, the parties hereto have agreed and, by these presents do hereby agree as follows:




                                       1.

                                    ARTICLE I

                                 PLAN OF MERGER
                                 --------------

         1.1 AGREEMENT TO MERGE. Subject to the terms and conditions of this Agreement and Section 368(a)(1)(A) of the Internal Revenue Code, the Company shall merge with and into United Insurance (the "Merger"). The effective date of the Merger (the "Effective Date") shall be the close of business on the day the Certificate of Merger attached hereto as EXHIBIT A (the "Certificate of Merger") is filed with the office of the Secretary of State of Ohio. United Insurance and the Company shall execute the Certificate of Merger upon satisfaction of all conditions precedent to their obligations hereunder, pursuant to Article 8 and 9 hereof, respectively. The adoption and approval of the Certificate of Merger shall not in any way supersede, amend or modify any of the terms, covenants and conditions of this Agreement, all of which shall remain in full force and effect. The Company and United Insurance are hereafter sometimes referred to as the "Constituent Corporations" and United Insurance, the Constituent Corporation surviving the Merger is hereinafter sometimes referred to as the "Surviving Corporation".

         1.2      TERMS OF MERGER.
                  ----------------

                  (a) ADDITIONAL ACTIONS. If, at any time after the Effective Date, the Surviving Corporation shall consider or be advised that any conveyance, assignment, transfer, deed, or other instrument or act is necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either Constituent Corporation as a result of, or in connection with, the Merger or to otherwise carry out this Agreement, the officers and directors of the Surviving Corporation shall



                                       2.

and will be authorized to execute, acknowledge and deliver, in the name and on behalf of the Constituent Corporations or otherwise, all such instruments and do such acts.

                  (b) ARTICLES OF INCORPORATION. The Articles of Incorporation of United Insurance in effect immediately prior to the Effective Date shall be the Articles of Incorporation of the Surviving Corporation unless and until altered, amended or repealed in accordance with the provisions thereof and the Ohio Revised Code ("ORC").

                  (c) CODE OF REGULATIONS. The Code of Regulations of United Insurance in effect immediately prior to the Effective Date shall be the Code of Regulations of the Surviving Corporation unless and until altered, amended or repealed in accordance with the provisions thereof and the ORC.

                  (d) OFFICERS. The officers of the Surviving Corporation upon the Effective Date shall be:

                         (i)        Roger L. Mann - Chairman of the Board & CEO
                         (ii)       Lora A. Rownd - President & COO
                         (iii)      Robert S. Rownd - Vice President - Sales
                         (iv)       James J. Pennetti - Secretary / Treasurer

                  (e) DIRECTORS. The directors of the Surviving Corporation upon the Effective Date shall be:

                         Roger L. Mann
                         E. Lang D'Atri
                         Louis V. Bockius, III
                         Robert J. Gasser



                                       3.

                         Russell W. Maier

                         Marc L. Schneider

                         George M. Smart

         1.3      MANAGEMENT OF SURVIVING CORPORATION.

                  (a) All power and authority to manage and control the Surviving Corporation shall be vested in the Board of Directors of the Surviving Corporation, except for the right to authorize those corporate actions which would require the approval of the shareholders under ORC Chapter 1701.

                  (b) Notwithstanding the foregoing, any action by United Insurance or UNB Corp. to materially alter or modify the Operating Agreement between Lincoln Financial Advisors Corporation ("LFAC") and United Insurance between the Effective Date and January 1, 2004, shall only be taken with the unanimous consent of Bob and Lora.

         1.4      NAME CHANGE.

                  Upon the filing of the Certificate of Merger, United Insurance's corporate name shall be changed to "United Financial Advisors Inc.".

                                   ARTICLE 2.

                        CONVERSION AND EXCHANGE OF STOCK
                        --------------------------------

         2.1. CONVERSION RATIO. All the common shares of the Company (the "Company Shares") issued and outstanding immediately prior to the Effective Date shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be converted on the Closing Date (as herein defined) into that number of duly issued, fully paid, and non-assessable UNB Shares determined in the following manner: the total number of UNB Shares to



                                       4.

be issued to the Shareholders shall be determined by dividing $300,000 by the average of the closing price (the "Average Price") of the UNB Shares as listed on NASDAQ for the five (5) business days immediately preceding the date the parties issue a press release announcing the execution of this Agreement (the "Measuring Period") subject, however, to any adjustment on account of combinations, subdivisions, reclassifications or distributions with respect to UNB Shares as provided in Section 2.2 below. The UNB Shares to be distributed pursuant to the terms of this Agreement shall come from treasury stock held by UNB Corp.

         2.2 ADJUSTMENTS OF UNB SHARES. If UNB Corp. shall effect a split, consolidation, or reclassification of UNB Corp. common shares outstanding or make any other distribution of UNB Corp. common shares, or of any security convertible into UNB Corp. common shares to the holders of UNB Corp. common shares, generally, after the date hereof and on or before the Closing Date, the Shareholders shall have the right to receive at Closing (as herein defined) such additional number of UNB Corp. common shares or convertible security as they would have been entitled to receive upon such split, consolidation, reclassification or distribution had the Closing been held immediately prior to such split, consolidation, reclassification or distribution.

         2.3. EXCHANGE. After the Effective Date the holders of an outstanding certificate or certificates thereto representing the Company Shares shall be entitled, upon surrender of all such certificates to United Insurance, or such other agent or agents as may be appointed by United Insurance, which is to occur at Closing, to receive therefore certificates representing the number of whole UNB Shares into which the Company Shares theretofore represented by the certificate or certificates so surrendered shall have been converted as determined above, which UNB Shares will be allocated as follows: Bob 25.5%; Gail 25.5%; Lora 49%. Until so surrendered, each



                                       5.

such outstanding certificate which prior to the Effective Date represented Company Shares shall be deemed for all corporate purposes to evidence ownership of the number of shares of UNB Corp. into which such shares of the Company shall have been so converted. After the Effective Date, there shall be no further record of transfers on the records of the Company of Company Shares outstanding immediately prior to the Effective Date, and, if certificates representing such shares are presented to the Surviving Corporation they shall be cancelled and exchanged for certificates representing UNB Shares as herein provided. No dividends or distributions will be paid to persons entitled to receive certificates for UNB Shares until such persons shall have surrendered their certificates which represented Company Shares, provided, however, that when certificates which prior to the Effective Date represented Company Shares shall have been so surrendered, there shall be paid to the holders thereof, but without interest thereon, all dividends and other distributions payable subsequent to the Effective Date on the UNB Shares into which such certificates shall have been so converted together with any UNB Shares the Shareholders would be entitled to receive pursuant to a post-closing event described in Section 2.2 above.

         2.4. FRACTIONAL SHARES. No certificates for fractional shares of UNB Corp. will be issued as part of the Merger. Rather, any holder of Company Shares who otherwise would be entitled to receive a fractional share of UNB Corp. shall within five (5) days of surrender of the Company Shares receive the cash value of any fractional share based upon the Average Price.

         2.5 CERTIFICATES REPRESENTING UNB SHARES. Certificates representing UNB Shares delivered to the Shareholders at Closing will not be registered under the Securities Act of 1933, as amended (the "1933 Act"), and will bear the legend set forth below reflecting that such shares



                                       6.

are not issued in a transaction registered under the 1933 Act, and cannot be resold in the absence of a registration under said 1933 Act or pursuant to an exemption thereto.

                  THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER THAT ACT OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

                                   ARTICLE 3.

                               CASH CONSIDERATION
                               ------------------

         3.1 ADDITIONAL CONSIDERATION. In addition to the UNB Shares, the Shareholders shall be eligible to receive in proportion to their ownership listed in Section 2.3 an additional consideration of $300,000 (the "Cash Consideration") payable as follows:

                  (a) Beginning on the Closing Date, United Insurance, or any successor to United Insurance, shall engage in the financial consulting/financial services business. Beginning January 1, 2002, during each calendar year, United Insurance shall account for all "revenues" and "net income", as those terms are defined in Article 10 of this Agreement. For each calendar year in which the revenues of United Insurance shall equal or exceed $600,000, and the net income of United Insurance shall equal or exceed $100,000, the Shareholders shall receive a total of $60,000 (the "Installment Payment").

                  (b) If during any calendar year, in which an Installment Payment is owed, United Insurance shall produce NO net income, then the Shareholders shall not be entitled to receive the Installment Payment for that year.

                  (c) If during any calendar year, in which an Installment Payment is owed, United Insurance shall produce less than $600,000 of revenue and/or less than $100,000 of net



                                       7.

income, but greater than $0 of net income, the Installment Payment for that calendar year shall be calculated by adding that percentage of $600,000 of gross revenue received by United Insurance with that percentage of $100,000 of net income earned by United Insurance, which sum shall then be divided by 2 and that percentage (not to exceed 100%) shall be multiplied by $60,000.

                  (d) The calculation of revenue and net income shall be based solely on the results of the calendar year in question based on the accrual method of accounting. The results from previous years performance shall not be included in the calculation.

                  (e) Installment Payments shall be made by UNB Corp. no later than March 31st of the following year. The first payment shall be due no later than March 31, 2003, for the results obtained in 2002, and the last payment shall be due no later than March 31, 2007, for the results obtained in 2006.

         3.2 CHANGE OF CONTROL. The term "Change in Control" shall mean the occurrence of any of the following events prior to December 31, 2006:

                  (a) UNB Corp. is merged or consolidated with another corporation and as a result of such merger or consolidation less than 75% of the outstanding voting securities of the surviving or resulting corporation are owned in the aggregate by the former stockholders of UNB Corp., other than "Affiliates" (within the meaning of the Securities Exchange Act of 1934, as amended (the "1934 Act")) of any party to such merger or consolidation , as the same existed immediately prior to such merger or consolidation; or

                  (b) UNB Corp. sells all or substantially all of its assets to another corporation, which is not a wholly-owned subsidiary of UNB Corp.; or



                                       8.

                  (c) There is an acquisition of 25% or more of the outstanding voting securities of UNB Corp. (whether directly, indirectly, beneficially or of record) pursuant to any transaction or combination of transactions by any person or group within the meaning of the 1934 Act; or

                  (d) The individuals who, at the beginning of any period of two consecutive calendar years, constituted the Directors of UNB Corp. cease for any reason to constitute at least a majority thereof unless the nomination for election by UNB Corp.'s stockholders of each new Director of UNB Corp. was approved by a vote of at least two-thirds of the Directors of UNB Corp. still in office who were Directors of UNB Corp. at the beginning of any such period.

         3.3 UNB TERMINATION EVENT. The term "UNB Termination Event" shall mean any of the following events:

                  (a) The death of Bob or Lora during the Employment Period (as defined below);

                  (b) If Bob and/or Lora shall become eligible during the Employment Period to receive and actually do receive disability benefits under UNB Corp.'s disability plan as in effect immediately prior to the Closing Date or any successor plan thereto;

                  (c) Termination of the employment of either Bob or Lora during the Employment Period without cause. Termination shall be deemed to have been for "Cause" only if based on the fact that Bob or Lora (hereinafter, the "Executive") committed any of the following acts during the Employment Period:

                           (i) Fraud, Embezzlement or Theft: An intentional act
of fraud, embezzlement or theft in connection with his or her duties or in the course of his or her employment with United Insurance,



                                       9.

                           (ii) Intentional Harm: Intentional wrongful damage to
property of United National Bank & Trust Co. (the "Bank"), or United Insurance causing harm to the Bank, or United Insurance,

                           (iii) Disclosure of Trade Secrets: Intentional
wrongful disclosure of secret processes or confidential information of UNB Corp., the Bank or United Insurance causing harm to UNB Corp., the Bank, or United Insurance,

                           (iv) Competing with the Corporation: Intentional
wrongful engagement in any competitive activity. For purposes of this Agreement, competitive activity means the Executive's participation, without the written consent of an officer of UNB Corp., in the management of any business enterprise if (a) the enterprise engages in substantial and direct competition with the Bank or United Insurance, (b) the enterprise's revenues derived from any product or service competitive with any product or service of the Bank or United Insurance amounted to 10% or more of such enterprise's revenues for its most recently completed fiscal year, or (c) the Bank's revenues from the product or service amounted to 10% of the enterprise's revenues for its most recently completed fiscal year, or United Insurance's revenues from the product or service amounted to 10% or more of the enterprise's revenues for its most recently completed fiscal year. A competitive activity does not include mere ownership of securities in any such enterprise and the exercise of rights appurtenant thereto, provided the Executive's share ownership does not give him or her practical or legal control of the enterprise. For this purpose, ownership of less than 5% of the enterprise's outstanding voting securities shall conclusively be presumed to be insufficient for practical or legal control, and ownership of more than 50% shall conclusively be presumed to constitute practical and legal control.

                           If the Executive is now or hereafter becomes subject
to an agreement not to compete or not to solicit with the Bank or United Insurance, a material breach by the Executive of that agreement shall be grounds for termination for Cause under this clause (iv) of Section 3.3(c). This clause
(iv) is not intended to and shall not be construed to supersede or amend any provision of an employment or non-competition agreement to which the Executive is or may become subject. This clause (iv) does not grant to the Executive any right or privilege to



                                      10.

engage in other activities or enterprises, whether in competition with UNB Corp. or United Insurance Agency, Inc. or otherwise.

                           (v) Materially breaches this Agreement or the
Employment Agreement and does not cure the breach within 10 days after notice by United Insurance to the Executive of the breach.

                           (vi) Materially breaches this Agreement or the
Employment Agreement three times within any one calendar year whether or not the breaches are cured.

                           (vii) Commits a crime other than traffic violations
and minor misdemeanors not involving moral turpitude.

                           (viii) Engages in dishonesty, fraud, gross
negligence, or malfeasance in the performance of his or her duties to United Insurance.

                           (ix) Engages in conduct that in the reasonable
judgment of United Insurance materially and adversely affects the reputation of the Executive or United Insurance.

                           (x) Abuses alcohol or drugs so that, in United
Insurance's reasonable judgment, the Executive's ability to perform his or her duties to United Insurance is impaired.

                           (xi) Fails to maintain licensure to market and sell
financial products, including insurance and all other products offered by United Insurance to its customers.

                  (d) Breach of or failure to perform any material condition, term or provision of this Agreement by UNB Corp. or United Insurance or any Employment Agreements entered into between United Insurance and Bob and Lora, as referenced in Section 8.6 and failure on the



                                      11.

part of UNB Corp. or United Insurance to commence corrective action within 60 days receipt of written notice of breach.

                  (e) Determination by the Executive made in good faith that upon or after the occurrence of a Change in Control, there has occurred (i) a material reduction in the Executive's compensation or other employee benefits;
(ii) a significant reduction or other adverse change in the nature or scope of the responsibilities and authorities of the Executive attached to the Executive's position, or (iii) a change of more than 15 miles in the location of the Executive's principal office, as in effect immediately prior to the date of the occurrence of the Change in Control.

                  (f) A termination or material modification of the Operating Agreement between LFAC and United Insurance by United Insurance and UNB Corp. which occurs prior to January 1, 2004, without the consent of Bob and Lora.

         3.4 EMPLOYMENT PERIOD. The term "Employment Period" shall mean that period of time during which either Bob or Lora are parties to the Employment Agreements with United Insurance referenced in Article 8.6 of this Agreement.

         3.5 ACCELERATION OF INSTALLMENT PAYMENTS.

                  (a) In the event of a Change of Control, UNB Corp. shall within 10 business days pay to the Shareholders 50% of any remaining Installment Payments of the Cash Consideration, without regard to any prior performance of the Surviving Corporation. The Shareholders shall continue to be eligible to receive the remaining 50% by the Surviving Corporation fulfilling the conditions set forth in Article 3.1.



                                      12.

                  (b) In the event of the occurrence of a UNB Termination Event described in subparagraphs a, b, c, or f in Section 3.3 of this Agreement, prior to January 1, 2004, then UNB Corp. shall within ten (10) business days pay to the Shareholders 100% of any remaining Installment Payments of the Cash Consideration, without regard to any prior performance of the Surviving Corporation.

                  (c) In the event of the occurrence of a UNB Termination Event, described in subparagraphs a, b, or c, in Section 3.3 of this Agreement, after January 1, 2004, then UNB Corp. shall within ten (10) business days pay only to the Shareholder who has died, become disabled or whose employment has been terminated without Cause 100% of any remaining Installment Payments of the Cash Consideration owed to said Shareholder without regard to any prior performance of the Surviving Corporation. The remaining Shareholder shall continue to be eligible to receive the remaining Installment Payments of the Cash Consideration in accordance with subparagraph 3.1 of this Agreement.

         (d) In the event of the occurrence of a UNB Termination Event described in subparagraphs d and e in Section 3.3 of this Agreement, then UNB Corp. shall within ten (10) business days pay to the Shareholders 100% of any remaining Installment Payments of the Cash Consideration, without regard to any prior performance of the Surviving Corporation.

         (e) In the event Bob and/or Lora's employment with United Insurance is terminated for Cause, as that term is defined in Section 3.3(c)(i-xi) of this Agreement, then UNB Corp. shall within ten (10) business days pay to the terminated Shareholder 100% of any remaining Installment Payments of the Cash Consideration owed to said Shareholder without regard to any prior performance of the Surviving Corporation.



                                      13.

         (f) Any Installment Payment of the Cash Consideration made to Bob under the provisions of Article 3 shall automatically require that Gail receive her share of any Installment Payment of the Cash Consideration.

         (g) The accelerated Installment Payments described in Article 3.5 are not intended to be exclusive of any other remedy now or hereafter available to the Shareholders, whether existing at law, in equity, by statute or otherwise.

                                   ARTICLE 4.

                                AFFECT OF MERGER
                                ----------------

         Except as herein specifically set forth, the identity, existence, purposes, powers, objects, franchises, privileges, licenses, rights, and immunities of the Company shall continue unaffected and unimpaired by the Merger and the corporate franchise, existence and rights of the Company shall be merged into United Insurance and United Insurance shall, as the Surviving Corporation, be fully vested therewith. At the Effective Date, the separate existence of the Company shall cease and in accordance with the terms of this Agreement, the Surviving Corporation shall possess all the rights, privileges, powers, and assets, including, but not limited to, the customer lists and be subject to all the restrictions, disabilities and duties, of each of the Constituent Corporations, and all rights, powers and franchises and all property, real, personal and mixed, and all debts due on whatever account, and all other things in action and all and every other interest of or belonging to or due to each of the Constituent Corporations shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed. At the Effective Date all property, rights, privileges, powers and franchises and all and every other interest shall thereafter be effectively the property of the Surviving Corporation as they



                                      14.

were the respective Constituent Corporations. The Surviving Corporation shall upon the Effective Date be responsible and liable for all the liabilities and obligations of the Constituent Corporations, and any claim existing or action or proceeding pending by or against either of said Constituent Corporations may be prosecuted with the Surviving Corporation substituted in its place. Neither the rights of creditors, nor any liens upon the property of either the Constituent Corporations shall be impaired by the Merger, and all debts, liabilities and duties of each of said Constituent Corporations shall attach to the Surviving Corporation and may be forced against it to the same extent as if said debts, liabilities and duties have been incurred or contracted by it.

                                   ARTICLE 5.

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company and Bob, Gail, and Lora, jointly and severally, represent and warrant to UNB Corp. and United Insurance, as of the date of this Agreement and as of the Closing, as follows:

         5.1 AUTHORITY. The execution and delivery of this Agreement and the Certificate of Merger and the consummation of the transactions contemplated herein have been duly and validly authorized by the board of directors of the Company and, subject to the approval of this Agreement and the Certificate of Merger by the Shareholders, no other corporate action on its part is necessary to authorize this Agreement or the consummation of the transactions contemplated herein. This Agreement is a valid and binding obligation of the Company and the Shareholders enforceable in accordance with its terms except as enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, or similar laws of general application relating to or affecting the enforcement of creditor's rights or (ii) general principles of equity.



                                      15.

Neither the execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby nor compliance by the Company with any of the provisions hereof will, in any material respect (i) conflict with or result in a violation of or breach or default under the articles of incorporation or the Code of Regulations of the Company (ii) cause a default (or give rise to any right of termination, cancellation or acceleration) under any note, bond, lease, mortgage, indenture, license, permit or other agreement to which the Company is a party, by which it or its properties are bound or which is necessary for the continued operation of the Company's business as presently conducted; or (iii) violate any law, statute, rule or regulation or order, writ, or injunction or decree applicable to the Company or any of its properties or assets. To the Company's knowledge, no consent or approval by any governmental authority is required in connection with the execution and delivery by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby.

         5.2 ORGANIZATION AND STANDING. The Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of Ohio, and has full corporate power and authority to own and hold its properties and to carry on its business as presently conducted.

         5.3 CAPITALIZATION. The authorized capital stock of the Company consists in its entirety of 850 Common Shares, without par value, of which 200 Common Shares are validly issued and outstanding, fully paid and non-assessable and the remaining 650 Common Shares are authorized but unissued. There are no outstanding obligations, options or rights entitling others to acquire shares of capital stock of the Company or any outstanding securities or other instruments convertible into shares of capital stock of the Company. SCHEDULE 5.3 contains a



                                      16.

complete list of the names and residence addresses of all the Shareholders and the number of Common Shares held by each, as reflected on the records of the Company as of the date of this Agreement. There will be no changes in the record stock ownership of the Company through the Closing.

         5.4 SUBSIDIARIES. The Company does not own, directly or indirectly, any interest in any corporation, partnership, joint venture or other business venture or entity and is not obligated to provide funds to or make any investment in any such entity or venture.

         5.5 ARTICLES OF INCORPORATION AND CODE OF REGULATIONS. The Company has delivered to UNB Corp. true and complete copies of the Articles of Incorporation and Code of Regulations of the Company.

         5.6 FINANCIAL STATEMENTS. Company has delivered to UNB Corp. the balance sheets of the Company as at September 30, 1999, September 30, 2000, and the related statements of income for the twelve months then ended (the "Financial Statements"). The Financial Statements fairly present the financial condition and results of operations of the Company as of the dates of and for the periods therein set forth in accordance with the Company's accounting principles applied on a consistent basis throughout the periods involved. Except as otherwise noted in the Financial Statements or SCHEDULE 5.6, no additional adjustments are necessary to said financial statements to fairly present the financial position of the Company as of the various dates thereof.

         5.7 ABSENCE OF CHANGES. Since September 30, 2000, the Company has conducted its business in the ordinary course and has not (i) undergone any change in its financial condition, assets, liabilities, business or operations other than changes in the ordinary course of business which have not been, either in any one case or in the aggregate, materially adverse, (ii) declared,



                                      17.

set aside, made or paid any dividend or other distribution in respect of its capital stock or equity securities, or purchased or issued or sold any shares of its capital stock or equity securities, (iii) incurred any indebtedness for borrowed money or issued or sold any debt securities, (iv) mortgaged, pledged or subjected to any lien, lease, security interest or other charge or encumbrance any of its properties or assets, tangible or intangible, (v) forgiven or cancelled any debts or claims, except in the ordinary course of business and not involving any shareholder, director or officer of the Company or waived any material rights, (vi) suffered any loss of employees, customers or suppliers which materially and adversely affects its business or operations, (vii) incurred any liability or obligation (whether absolute, accrued, contingent or otherwise) except in the ordinary course of business, (viii) suffered any damage, destruction or loss (whether or not covered by insurance) which materially and adversely affects (in any case or in the aggregate) its assets, business or operations, or (ix) made or declared any contribution to any employee benefit plan, except for payments for life and medical insurance in the ordinary course and consistent with past practices.

         5.8 ABSENCE OF UNDISCLOSED LIABILITIES. Except as reflected, noted or adequately reserved in the Financial Statements, as of the dates thereof, the Company did not have any debts, liabilities or obligations (whether accrued, absolute, contingent or otherwise) of a nature required by generally accepted accounting principles to be reflected as a liability in such balance sheets, and at such dates did not have any other material debts, liabilities or obligations (whether accrued, absolute, contingent or otherwise).

         5.9 LITIGATION. There is no litigation, investigation or proceeding pending, or, to the knowledge of the Company, threatened involving the Company or any of its properties, and there




                                      18.

are no outstanding orders, writs, injunctions or decrees of any court, governmental agency or arbitration tribunal materially affecting or materially limiting the conduct of the business of the Company. To the best knowledge of the Company and the Shareholders, there are no facts or conditions presently existing that could give rise to any litigation, investigation or proceeding which, if determined adversely to the Company, would have a material adverse effect on the assets or business of the Company.

         5.10 TITLE TO AND CONDITION OF ASSETS. The Company has good title to all property and assets used in the conduct of its business as now conducted, including the property and assets reflected in the Financial Statements or acquired subsequent to the dates thereof (other than leased property as to which the Company has a valid interest as lessee and property and assets disposed of in the ordinary course of business), free and clear of all liens or encumbrances other than as reflected in such balance sheets. The leasehold improvements, machinery, equipment and office equipment of the Company are in good operating condition and repair, subject to ordinary wear and tear, and such leasehold improvements, machinery, equipment and office equipment conform, to the knowledge of the Company and the Shareholders, in all material respects with all applicable laws, ordinances and regulations, including, as to all real property, all building, zoning, and other laws, the failure to comply with which, either singly or in the aggregate, would materially detract from the value of the assets affected thereby or materially impair the use thereof by the Company. The Company owns or has the right to use all properties and assets necessary to the conduct of its business as now conducted.

         5.11 ACCOUNTS RECEIVABLE. The accounts receivable of the Company, as reflected in the Financial Statements (except those collected before the Closing), will not, to the knowledge



                                      19.

of the Company, be subject to any rightful counterclaims or set-offs and shall be good and collectible at the aggregate recorded amounts thereof (less the amounts of any bad-debt reserves or allowances which are reflected in such balance sheets).

         5.12 REAL ESTATE OWNED AND LEASED. Other than a lease dated May 12, 1998, with PRK, Inc., regarding the property located at 6279 Frank Avenue N.W., North Canton, Ohio 44720, the Company has entered into no lease regarding any other real estate. The Company has no ownership interest in any real estate.

         5.13 TAXES. The Company has filed all income, excise, sales, use, gross receipts, franchise, real property, personal property, employment and payroll related and all other tax returns, reports and declarations required to be filed by it and has paid all taxes, penalties and interest which have become due pursuant thereto or which became due pursuant to assessments. The Company has not received any notice of deficiency or assessment of additional taxes and, to the knowledge of the Company and the Shareholders, no tax audits are in process. The Company has not granted any waiver of any statute of limitation with respect to, or any extension of a period for the assessment of, any federal, state, county, municipal or foreign income tax. The accruals and reserves for taxes which are reflected in the Financial Statements will be adequate to cover all taxes due and payable by the Company (including interest and penalties, if any, thereon) as a result of its operations for all periods prior thereto.

         5.14 MATERIAL CONTRACTS. Except as disclosed in the Financial Statements of the Company (including the notes thereto) and Schedule 5.14, the Company is not a party to or bound by any of the following types of contracts or commitments, written or, to the knowledge of the Company, oral: (i) mortgages, indentures, security agreements and other agreements and



                                      20.

instruments relating to the borrowing of money or extension of credit or imposition of an encumbrance on any of the assets of the Company, (ii) bonus, profit-sharing, compensation, stock option, pension, retirement, deferred compensation, insurance or other plans, agreements, trusts, funds or arrangements for the benefit of employees (whether or not legally binding),
(iii) sales agency, manufacturer's representative or distributorship agreements,
(iv) contracts, orders or commitments for the purchase of services, other than those made in the ordinary course of business and not exceeding $75,000, (v) contracts and commitments not related to the provision of services by the Company whether or not made in the ordinary course of business which in any case involve payments or receipts of more than $5,000, (vi) any contract for the purchase, sale or lease of real property as vendor or vendee or as lessor or lessee, (vii) any contract for the lease of personal property which provides for annual rentals in excess of $5,000, or any group of contracts for the lease of similar kinds of property from third parties which provides in the aggregate for annual rentals in excess of $5,000, (viii) any contract in which any officer, director, shareholder or employee has any direct or indirect interest, or (ix) any guarantee, obligation to provide funds or assume the debt, obligation or liability of another. The Company has provided United Insurance with accurate and complete descriptions of all oral agreements and with correct copies of all written contracts and commitments, together with all amendments thereto set forth in Schedule 5.14. To the knowledge of the Company, except as set forth in
SCHEDULE 5.14 or reserved for on the Financial Statements or designated thereon as billings in excess of cost, (i) all such contracts and commitments are in full force and effect, and (ii) all parties to such contracts and commitments have in all material respects performed all obligations required to be performed by them and are not in default in any material respect.




                                      21.

         5.15 INSURANCE. All insurance policies maintained by the Company, have been previously furnished to United Insurance. The Company has not received notice of cancellation or non-renewal of any such policies. No premium for any insurance policy listed thereon is, pursuant to the terms thereof, subject to retroactive adjustment based upon claim or loss experience. The Financial Statements accurately reflect, in all material respects, all liabilities of the Company as at the date hereof with respect to adjustments to insurance premiums by reason of claim or loss experience for periods prior thereto and by reason of the sales volume of the Company or payroll volume of the Company for periods prior thereto. As of the date of this Agreement, to the knowledge of the Company, there are no claims pending under such insurance policies.

         5.16 OFFICERS, DIRECTORS AND EMPLOYEES. Effective immediately prior to the Merger, the Company shall have no more than 4 employees. All agreements and all compensation commitments of the Company with said employees have been disclosed to UNB Corp. and United Insurance. There are no controversies pending or to the knowledge of the Company, threatened between the Company and any of its current or former employees.

         5.17 CONFLICTS OF INTEREST. Except as set forth in SCHEDULE 5.17, no officer, director or shareholder of the Company (i) is an officer, director, consultant or employee of, or owns, directly or indirectly, any debt or equity or other interest (excluding affiliate interests in publicly held corporations) in any corporation, firm or other business entity which is a competitor, lessor, lessee, customer, or supplier of the Company; (ii) has any cause of action or other claim whatsoever against or owes any material amount to, or is owed any material amount by the



                                      22.

Company (other than salaries and bonuses); or (iii) has any interest in or owns any property or right used by the Company in the conduct of its business.

         5.18 CUSTOMERS. To the Company's knowledge, no single customer accounted for more than 5% of the revenues of the Company for its last fiscal year.

         5.19 COMPLIANCE WITH LAWS, GOVERNMENTAL AUTHORIZATIONS. To the knowledge of the Company and the Shareholders, the Company is in compliance, in all material respects, with all statutes, laws, ordinances, rules, regulations, judgments, orders, decrees, permits, concessions, grants, franchises, licenses or other governmental authorizations or approvals applicable to it or any of its properties. To the knowledge of the Company and the Shareholders, all of the permits, concessions, grants, franchises, licenses and other governmental authorizations and approvals necessary for the conduct of its business ("Government Rights"), have been duly obtained and are in full force and effect (except those which would not have a material adverse effect on the financial condition, results of operations or business of the Company if not obtained or maintained in full force and effect). There are no proceedings pending or, to the knowledge of the Company, threatened which may result in the revocation, cancellation or suspension, or any materially adverse modification of any of the Government Rights and (ii) the Company has not received notice from any government body concerning any alleged violation of any law or government regulation and to the knowledge of the Company no such notice is pending or threatened.

         5.20 NO FINDER. The Company has not paid or become obligated to pay any fee or commission to any investment banker, broker, finder or intermediary for or on account of the transactions contemplated herein.



                                      23.

         5.21 BENEFIT PLANS. The Company has no employee benefit plans which are subject to the provisions of the Employee Retirement Income Security Act of 1974.

         5.22 LIABILITY TO SHAREHOLDERS. Neither the Company nor any of its officers or directors has any liability to any of the Shareholders, in their capacity as such.

         5.23 CONSENTS. SCHEDULE 5.23 contains a true and complete list of all consents or authorizations required from third parties in order to secure for the Surviving Corporation the benefits of, without any material change in the terms thereof, all (i) leases, subleases and other agreements described in
SECTION 5.12; (ii) all contracts or commitments described in SCHEDULE 5.14;
(iii) all insurance policies described in Section 15; (iv) all licenses of the Company or of its Shareholders to sell financial products including, but not limited to, insurance products, annuities, and financial investments such as stocks and bonds; (v) all insurance companies, financial institutions and third parties for which the Company and Shareholders are licensed as agents, brokers or representatives; and, (vi) all Government Rights described in SECTION 5.19. Except as set forth on SCHEDULE 5.23, (i) upon obtaining said consents or authorizations, the Surviving Corporation shall secure the benefits of all matters referred to in clauses (i) through (vi) inclusive, and (ii) neither the Company nor United Insurance will incur any additional material expense in connection with obtaining said consents or authorizations. Upon the Effective Date, United Insurance shall be able to conduct the business formerly conducted by the Company, including the sale of financial products, insurance products, and provision of financial planning services.

         5.24 INVESTMENT INTENT. Shareholders represent and warrant that the securities which the Shareholders shall receive at Closing will be held for their own account, for investment and



                                      24.

with no present intention of reselling or making any distribution or sale of the securities. All documents, records and books pertaining to an investment in UNB Corp. have been made available or delivered to them. Shareholders understand that the shares which they will be receiving at Closing have not been registered under the 1933 Act or any applicable Ohio Securities Act in reliance on an exemption from registration for private offerings contained in Section 4(2) of the 1933 Act and Section 3-0 of the Ohio Blue Sky Law. Shareholders understand that they are receiving said shares without being furnished any offering literature or prospectus. Shareholders also understand that said securities are "restricted securities" and that any sale or distribution of said securities may only take place in compliance with 17CFR230.144 as issued by the Securities and Exchange Commission.

                                   ARTICLE 6.

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

                        OF UNB CORP. AND UNITED INSURANCE
                        ---------------------------------

         UNB Corp. and United Insurance, jointly and severally, represent and warrant to the Company and the Shareholders, as of the date hereof and as of the Closing, as follows:

         6.1 AUTHORITY. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of UNB Corp. and United Insurance. This Agreement is a valid and binding obligation of UNB Corp. and United Insurance enforceable in accordance with its terms. Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby nor compliance by UNB Corp. or United Insurance with any of the provisions will (i) conflict with or result in a breach of any provision of UNB Corp.'s Articles of Incorporation or Code of Regulations, United Insurance's Articles of Incorporation or Code



                                      25.

of Regulations, or cause a default (or give rise to any right of termination, cancellation or acceleration) under any note, bond, lease, mortgage, indenture, license or other agreement to which UNB Corp. or United Insurance is a party, or by which either of them or any of their properties or assets may be bound, or
(ii) violate any law, statute, rule, regulation, order, writ, injunction or decree applicable to UNB Corp. or United Insurance or any of their properties or assets. No consent or approval by any governmental authority is required in connection with the execution and delivery by UNB Corp. or United Insurance of this Agreement or the consummation by UNB Corp. and United Insurance of the transactions contemplated hereby.

         6.2 ORGANIZATION AND STANDING. UNB Corp. or United Insurance are corporations, duly organized, validly existing and in good standing under the laws of the State of Ohio, and have full power and authority to own and hold their properties and to carry on their present business.

         6.3 CAPITALIZATION. As of December 31, 2000, the authorized capital stock of UNB Corp. consists of 50,000,000 Common Shares, no par value, of which 10,436,892 Common Shares are validly issued and outstanding, fully paid and non-assessable, 1,209,382 Common Shares are held by UNB Corp. as Treasury Stock, with the remaining 38,353,726 Common Shares constituting authorized but unissued shares. Except with respect to (i) options issued or to be issued pursuant to UNB Corp's stock option plan or employee stock purchase plan as of the date hereof, there are no outstanding obligations, options or rights entitling others to acquire shares of capital stock of UNB Corp. or any outstanding securities or other instruments convertible into capital stock of UNB Corp.

         6.4 FINANCIAL STATEMENTS. UNB Corp.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (the "UNB 10-K"), and its Quarterly Report on Form 10-Q for



                                      26.

the period ended March 30, 2001 (the "UNB 10-Q"), copies of which have been furnished to the Company, and each other report filed with the Securities and Exchange Commission ("SEC") during the period from December 31, 2000 to the Closing Date were, on the dates of their respective filings with the SEC, accurate in all material respects and did not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading. The consolidated balance sheet of UNB Corp. and its subsidiaries as at December 31, 2000, and the related consolidated statements of income, statements of shareholders' equity and statements of cash flows for the fiscal year then ended, audited by Crowe, Chizek, certified public accountants, fairly present the consolidated financial condition and results of operations of UNB Corp. and its subsidiaries as of the date and for the period therein set forth in accordance with generally accepted accounting principles applied on a consistent basis throughout, except as specifically noted therein. Except as otherwise noted therein, no additional adjustments are necessary to said financial statements to fairly present the financial position of UNB Corp. and its subsidiaries as of the date thereof. Since December 31, 2000, there has not been a material adverse change in the financial condition or the results of operations of UNB Corp. which would have a material adverse effect on its ability to consummate the transactions contemplated by or fulfill its obligations under this Agreement.

         6.5 LITIGATION. There is no litigation, suit, claim or governmental investigation pending or, to the best knowledge of United Insurance or UNB Corp., threatened against United Insurance or UNB Corp. which may have a material adverse effect on United Insurance or UNB Corp. or prevent or hinder the consummation of the transactions contemplated by this Agreement.



                                      27.

         6.6 ABSENCE OF UNDISCLOSED LIABILITIES. Except as reflected, noted or adequately reserved in the December 31, 2000 financial statements, as of the date thereof, UNB Corp. did not have any debts, liabilities or obligations (whether accrued, absolute, contingent or otherwise) of a nature required by generally accepted accounting principles to be reflected as a liability in such balance sheets, and at such date did not have any other material debts, liabilities or obligations (whether accrued, absolute, contingent or otherwise) except as disclosed in SCHEDULE 6.6.

         6.7 COMPLIANCE WITH LAWS. UNB Corp and United Insurance are in substantial compliance with the laws and regulations which apply to the conduct of their businesses, including, without limitation, laws and regulations relating to employment, occupational safety, zoning, environmental and ERISA matters. There has never been a material citation, fine or penalty imposed or asserted against United Insurance or UNB Corp under any federal, state or local law or regulation relating to employment, occupational safety, zoning, environmental or ERISA matters.

         6.8 ISSUANCE OF SHARES. The offer, sale and issuance of the UNB Shares in conformity with the terms of this Agreement will not result in the violation of the requirements of Section 5 of the 1933 Act and when so issued, will be duly authorized, validly issued, fully paid and non-assessable.

         6.9 CONTINUITY OF BUSINESS. It is the present intention of UNB Corp.
(a) to cause United Insurance, subsequent to the consummation of the Merger, to continue the business that the Company currently conducts, and, (b) not to dispose of the shares of or liquidate United Insurance.



                                      28.

         6.10 BROKERS. Negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by UNB Corp. and United Insurance without the assistance of any broker, finder or investment banker and no amount is payable by UNB Corp. or United Insurance by way of brokerage or finders' commission or fees, or otherwise, to any such party on account of this Agreement or the transactions contemplated hereby.

         6.11 DISCLOSURE. Except as such representation or warranty may be qualified herein to the best knowledge of UNB Corp. or United Insurance, no representation or warranty made by UNB Corp. or United Insurance herein, nor any written statement or certificate furnished to the Company or any Shareholder pursuant hereto, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein and therein not misleading.

                                   ARTICLE 7.

                                   COVENANTS
                                   ---------

         7.1 CONDUCT OF BUSINESS. From the date hereof to the Closing, except as otherwise consented to by UNB Corp. in writing, the Company shall: (i) carry on its business in, and only in, the ordinary course in substantially the same manner as heretofore and, to the extent consistent with such business, use all reasonable efforts to preserve intact its present business organization, keep available the services of its present officers and employees, and preserve its relationship with customers and others having business dealings with it, (ii) maintain all its material structures, equipment and other tangible personal property in good repair, order and condition, except for depletion, depreciation, ordinary wear and tear and damage by unavoidable casualty, (iii) keep in full force and effect the insurance now carried by it, (iv) perform in all



                                      29.

material respects all of its obligations under agreements, contracts and instruments relating to or affecting its properties, assets and business, (v) maintain its books of account and records in the usual, regular and ordinary manner, (vi) comply in all material respects with all statutes, laws, ordinances, rules and regulations applicable to it and to the conduct of its business, (vii) not amend its Articles of Incorporation or Code of Regulations,
(viii) not enter into or assume any contract or commitment of the character referred to in SECTION 5.14 hereof except in the ordinary course of business,
(ix) not merge or consolidate with, or agree to merge or consolidate with, or purchase substantially all of the assets of, or otherwise acquire any business or any corporation, partnership, association or other business organization or division thereof, (x) not take, or permit to be taken, any action which is represented and warranted in SECTION 5.7 hereof as not having been taken, (xi) promptly advise UNB Corp. in writing of any material adverse change in its financial condition, operations, business or prospects and of any proposed action or transaction which the Company proposes to take or to enter into if such action or transaction would be in breach of any of the covenants of the Company contained in this Agreement.

         7.2 UNDERTAKINGS OF THE COMPANY AND SHAREHOLDERS. The Shareholders hereby irrevocably agree to (a) execute an unanimous written consent of shareholders approving this Agreement and the Certificate of Merger, and (b) refrain from selling, transferring or otherwise disposing of any Company Shares held by them, without the prior written consent of UNB Corp. The Company and the Shareholders shall each use all reasonable efforts to cause fulfillment of the conditions precedent to the obligations of UNB Corp. and United Insurance set forth in Article 8 hereof, and the Shareholders shall use all reasonable efforts to cause the Company to perform and to observe all of its covenants contained in this Agreement, such actions to include,



                                      30.

without limitation, the execution of the Employment Agreements required pursuant to SECTION 8.6 hereof and the Certificate of Merger by the Shareholders as soon as practicable after the date hereof. Unless and until this Agreement is terminated pursuant to SECTION 11.12 hereof, the Company and the Shareholders covenant and agree that they will not participate in any discussions or negotiations with any third party concerning a possible sale of any interest in the assets or capital stock of the Company.

         7.3      UNDERTAKINGS OF UNB CORP. AND UNITED INSURANCE.

                  (a) TRADING BY UNB CORP. During the period beginning three trading days prior to the first day of the Measuring Period and through the end of the Measuring Period, neither UNB Corp. nor any Affiliate thereof as defined in the 1933 Act will purchase UNB Corp. common shares.

                  (b) COOPERATION; SATISFACTION OF CONDITIONS. UNB Corp. and United Insurance shall (i) give assistance, to the extent within their respective control, to each other in the preparation of required filings and the seeking of required consents in any manner reasonably requested and (ii) use their respective best efforts to pursue, to the extent within their control, the satisfaction of all other conditions to the consummation of the Merger.

         7.4 ACCESS AND INFORMATION. From the date hereof until the Closing:

                  (a) The Company shall give UNB Corp., its counsel, accountants and other representatives full access, during normal business hours, throughout the period prior to the Closing, to all the books, leases, patents, contracts, commitments, minutes and records of the Company and shall cause to be furnished to UNB Corp. and its representatives during such period all such information concerning the affairs of the Company as they may reasonably



                                      31.

request, provided, however that such due diligence review does not materially disrupt the day-to-day operations of the Company.

                  (b) UNB Corp. shall give the Company, its counsel, accountants and other representatives full access, during normal business hours, throughout the period prior to the time of Closing its accounting records and financial statements.

                  (c) Each party and their representatives shall hold in strict confidence all such information in accordance with the Confidentiality Agreement dated February 15, 2001 between them.

         7.5 SUBSEQUENT FINANCIAL STATEMENTS. From the date of the most recent Financial Statement to April 30, 2001, the Company shall prepare and deliver to UNB Corp. the internal interim financial statements normally prepared by or for them.

                                   ARTICLE 8.

                   CONDITIONS PRECEDENT TO THE OBLIGATIONS OF
                   ------------------------------------------
                         UNB CORP. AND UNITED INSURANCE
                         ------------------------------

         All obligations of UNB Corp. and United Insurance under this Agreement are subject to the fulfillment of each of the following conditions, except to the extent any such conditions are expressly waived in writing by UNB Corp. and United Insurance at or prior to the Closing.

         8.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties made by the Company and the Shareholders shall be true, in all material respects, as of the date of this Agreement and shall likewise be true, in all material respects, as of the Closing as if made at and as of such date.



                                      32.

         8.2 COVENANTS PERFORMED. Each of the Company and the Shareholders shall have performed or complied with all covenants and agreements required to be performed or observed by each of them under this Agreement.

         8.3 OPINION OF COUNSEL. The Company shall have furnished to UNB Corp. an opinion of Buckingham, Doolittle & Burroughs, counsel for the Company, in form and substance reasonably satisfactory to UNB Corp., to the effect that, as of the Closing: (a) the Company is a corporation validly existing and in good standing under the laws of the State of Ohio and has full corporate power to own and hold its properties and to carry on its present business; (b) the authorized capital stock of the Company consists exclusively of 850 Common Shares, without par value, of which 200 Common Shares are validly issued and outstanding, fully paid and non-assessable; none of which shares are held of record as treasury shares and the remaining 650 Common Shares are authorized but unissued; (c) to such counsel's knowledge, there are no outstanding obligations, options or rights of any kind entitling others to acquire from the Company any shares of capital stock of the Company and there are no outstanding securities or other instruments of any kind convertible into shares of capital stock of the Company;
(d) the Company has full corporate power to execute and deliver this Agreement, and the Certificate of Merger, and to carry out the transactions contemplated thereby, all corporate actions required to be taken by the Company and its directors and shareholders to authorize the execution and delivery of this Agreement, and the Certificate of Merger, and the performance of the transactions contemplated thereby have been taken in compliance with all applicable corporation laws and regulations, including those related to notice of dissenter rights; (e) this Agreement has been duly executed and delivered by the Company and the Shareholders and the Certificate of



                                      33.

Merger has been duly executed and delivered by the Company, and each of them constitute valid and binding obligations of the Company and/or the Shareholders, as the case may be, enforceable against each of them, as the case may be, in accordance with its terms, except as enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, or similar laws of general application relating to or affecting the enforcement of creditor's rights or
(ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); (f) the consummation of this Agreement by the Company will not violate the Articles of Incorporation or the Code of Regulations of the Company and, to knowledge of such counsel, will not violate any applicable statute, rule or regulation, order, or decree, to which the Company is a party or by which it or its properties are bound; or, to such counsel's knowledge, violate, give rise to a default under or to any right to terminate any material contract, indenture, permit or license to which the Company is a party, or by which it or its properties are bound; and (g) to the knowledge of such counsel, there is no action, suit or proceeding pending or threatened against the Company except as disclosed in this Agreement or any Schedule hereto.

         8.4 INSURANCE. UNB Corp. shall have received certificates of insurance confirming the continuation of all insurance policies held by Company.

         8.5 CONSENT. The Company shall have delivered to UNB Corp. all consents and authorizations identified in SECTION 5.23.

         8.6 EMPLOYMENT AGREEMENTS. Lora and Bob shall have executed and delivered employment agreements with United Insurance in forms attached hereto as Exhibits C-1 and C-2 (the "Employment Agreements").



                                      34.

         8.7 MINIMUM EQUITY VALUATION. The parties agree that at the time of Closing the Company shall have a minimum equity value of at least $40,000.00.

         8.8 ADDITIONAL CONDITIONS.

                  (a) UNB Corp. shall be reasonably satisfied with the results of its due diligence examination of the books, records and files of the Company, including but not limited to the Subsequent Financial Statements referenced in
Section 7.4 of this Agreement.

                  (b) No material adverse change shall have occurred in the financial condition or results of operations of the Company since the date of the most recent Financial Statements and the Subsequent Financial Statements referenced in Section 7.4 of this Agreement.

                  (c) UNB Corp. shall have received a customary form of letter from Smith, Barta & Company providing comfort as to their examination of the Financial Statements of the Company.

                  (d) The minute books, stock certificate books, stock ledgers and corporate seal of the Company shall have been delivered to UNB Corp.

                  (e) UNB Corp. shall have received: (i) copies of the Articles of Incorporation of the Company, including all amendments, certified by the Secretary of State of Ohio; (ii) a Good Standing Certificate of the Company as of a date within thirty days of the Closing, issued by the Secretary of State of Ohio.

                  (f) Certified copies of resolutions duly adopted by the Board of Directors and Shareholders of the Company approving the execution and delivery of this Agreement and the Certificate of Merger and consummation of the transactions contemplated hereby shall have been delivered to UNB Corp.



                                      35.

                  (g) United Insurance will have executed an Agreement with LFAC or one of its related or affiliated organizations substantially similar to the one currently in effect with the Company for the provision of comprehensive financial planning services and products.

                  (h) United Insurance will have received from the Company a termination of the Medical Reimbursement Plan adopted by the Company on January 6, 1997. Said termination shall be effective on the Closing Date.

         8.9 CHALLENGE TO TRANSACTIONS. There shall not have been, to the Company's knowledge, threatened or instituted any action, suit or proceeding by any governmental agency or any other party to restrain, prohibit or otherwise challenge, in any material respect, the legality of the transactions contemplated by this Agreement or the Certificate of Merger.

         8.10 LEASE. Written consent to the assignment of the Company's lease to United Insurance from its current landlord shall have been delivered to UNB Corp.

                                   ARTICLE 9.

             CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY
             ------------------------------------------------------

         All obligations of the Company and Shareholders under this Agreement shall be subject to the fulfillment of each of the following conditions, except to the extent any such conditions are expressly waived in writing by the Company and Shareholders.

         9.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties made by UNB Corp. and United Insurance shall be true as of the date of this Agreement and shall likewise be true in all material respects as of the Closing.




                                      36.

         9.2 COVENANTS PERFORMED. UNB Corp. and United Insurance shall have performed or complied with all covenants and agreements required to be performed or observed by them under this Agreement prior to the Closing.

         9.3 STATUTORY REQUIREMENTS. All statutory requirements for the valid consummation by UNB Corp., United Insurance and the Company of the transactions contemplated by this Agreement shall have been fulfilled, including, without limitation (a) filing of the Certificate of Merger with the office of the Ohio Secretary of State on the Closing Date, and (b) the obtaining of all other authorizations, consents and approvals of all other federal, state and local governmental agencies and authorities required to be obtained in order to permit consummation by UNB Corp., United Insurance and the Company of the transactions contemplated by this Agreement and to permit the business presently carried on by the Company to continue substantially unimpaired immediately following the Closing Date.

         9.4 OPINION OF COUNSEL. UNB Corp. shall have furnished to the Company an opinion of Black, McCuskey, Souers & Arbaugh, counsel for UNB Corp., in form and substance satisfactory to the Company, to the effect that, as of the
Closing: (i) UNB Corp. and United Insurance are each corporations duly organized, validly existing and in good standing under the laws of the State of Ohio, and have full corporate power to own and hold their properties and to carry on their present business; (ii) following the Merger, United Insurance shall have all necessary governmental and regulatory licenses and permits necessary to allow it to continue the business of the Company as presently conducted; (iii) UNB Corp. and United Insurance have full corporate power and authority to execute and deliver this Agreement and the Employment Agreements (and the Certificate of Merger with respect to United Insurance) and to carry out the



                                      37.

transactions contemplated thereby, all corporate actions required to be taken by UNB Corp. and United Insurance to authorize the execution and delivery of this Agreement (and the Certificate of Merger with respect to United Insurance) and the performance of the transactions contemplated thereby have been taken in compliance with all applicable corporation laws, and this Agreement (and the Certificate of Merger with respect to United Insurance), have been duly executed and delivered by UNB Corp. and United Insurance and constitute the valid and binding obligation of UNB Corp. and United Insurance enforceable in accordance with their terms; (iv) the consummation of this Agreement will not violate the articles or certificate of incorporation or the by-laws or code of regulations of UNB Corp. or United Insurance or, to the knowledge of such counsel, any applicable statute, rule or regulation by which they are bound; (v) the offer, sale and issuance of the UNB Shares in conformity with the terms of the Agreement will not result in the violation of the requirements of Section 5 of the 1933 Act and no consent, approval, authorization, registration, or qualification under any state securities or Blue Sky laws is required in connection with the offer or issuance of the UNB Shares; and (vi) United Insurance has taken all necessary action to authorize the execution, delivery and performance of the Employment Agreements and the Employment Agreements are valid and binding obligations of United Insurance enforceable in accordance with their terms; (vii) all currently issued shares of UNB Corp. common stock have been duly authorized, are validly issued and outstanding and are fully paid and non-assessable; (viii) the UNB Shares to be issued pursuant to this Agreement have been duly authorized and, when issued in accordance with this Agreement on the Closing Date, will be validly issued, fully paid non-assessable, and duly listed on NASDAQ; (ix) neither the execution and delivery by UNB Corp. or United Insurance of this Agreement, the Certificate of



                                      38.

Merger or the Employment Agreements nor compliance by UNB Corp. or United Insurance with the terms and provisions of any such agreements to which it is a party, will conflict with or result in a breach of any of the terms, conditions, or provisions of any judgment, order, injunction, decree, or ruling of which such counsel is aware, of any domestic court or domestic governmental authority to which UNB Corp. or United Insurance is subject, or constitute a material default thereunder or under any other agreement or instrument by which UNB Corp. or United Insurance is bound; (x) to the best of such counsel's knowledge after due inquiry, all filings with and all authorizations, consents and approvals of all governmental agencies and authorities of the United States and the State of Ohio required in order to permit consummation by United Insurance of the Merger as contemplated by this Agreement have been made or obtained; (xi) with the filing of the Certificate of Merger with the Secretary of State of the State of Ohio, the Merger is effective under Ohio law; (xii) the issuance of the UNB Shares to the Shareholders in accordance with the terms of this Agreement shall constitute a "tax-free exchange" to the Shareholders under the Internal Revenue Code of 1986, as amended and the Cash Consideration (as defined in the Agreement) shall be treated as capital gain; and; (xiii) the UNB Shares shall be fully tradeable by the Shareholders following one year after the Closing Date.

         9.5 EMPLOYMENT AGREEMENT. United Insurance shall have executed and delivered the employment agreements to Lora and Bob.

         9.6 RESOLUTIONS. Certified copies of resolutions duly adopted by the Board of Directors of United Insurance and UNB Corp. approving the execution and delivery of this



                                      39.

Agreement and the Certificate of Merger and the consummation of the transactions contemplated hereby shall have been delivered to the Company.

                                   ARTICLE 10.

                                  DEFINITIONS.
                                  ------------

         10.01 REVENUE. For purposes of this Agreement and the Employment Agreements to be entered into by United Insurance and Bob and Lora, revenue shall include the following sources of income payable to United Insurance or any successor entity:

                  (a) All fees generated by services rendered by United Insurance and its employees.

                  (b) Commissions earned for the sale of products by United Insurance and its employees.

                  (c) Expense allowance received by United Insurance for insurance products sold.

                  (d) Renewal commissions received by United Insurance for insurance products sold.

                  (e) Broker/Dealer commissions for the sale of financial products by United Insurance and its employees.

         10.02. NET INCOME. For purposes of this Agreement and the Employment Agreements to be entered into by United Insurance and Bob and Lora, the term "net income" shall mean the difference between all revenue received by United Insurance as defined above, and all direct expenses incurred by United Insurance in the operation of its business including expenses associated with the automobile, country club and fringe benefits provided for in the Employment Agreements. The parties further agree that in the determination of net income, any commission paid pursuant to the terms of the employment agreements shall be treated as a direct expense and



                                      40.

deducted from revenues. For purposes of determining net income, the parties agree that a 35% tax rate shall be applied as an expense following deductions for commission payments and other direct expenses. For purposes of this Section, direct expenses shall not include any amortization of expenses associated with the Merger or costs associated with assigning personnel not employed by the Surviving Corporation to the office facility being used by United Insurance.

         10.3 "TO THE KNOWLEDGE OF THE COMPANY" or any derivative thereof shall mean the actual knowledge of Bob or Lora.

         10.4 CLOSING. The closing of the Merger (the "Closing") shall take place (a) at the offices of Buckingham, Doolittle & Burroughs, LLP, 4518 Fulton Drive, N.W., Canton, Ohio at 10:00 a.m. on the first business day on which the last to be fulfilled or waived of the conditions set forth in Articles 8 and 9 hereof shall be fulfilled or waived in accordance with this Agreement or (b) at such other place and time and/or on such other date as the parties may agree, subject to Article 12.12(d) (the "Closing Date").

                                   ARTICLE 11.

                            SURVIVAL; INDEMNIFICATION
                            -------------------------

         11.1 SURVIVAL. The representations, warranties and agreements made by the Company United Insurance and UNB Corp. herein, except as they may be fully performed prior to or at the Closing, shall survive the Closing and shall be fully enforceable to the extent provided for in this Article for a period of sixty (60) months from the Closing, at which time they shall terminate except for any representations and warranties related to the corporate status of the Company or its ownership of assets prior to Closing.



                                      41.

         11.2 GENERAL INDEMNIFICATION. UNB Corp. and United Insurance, jointly and severally, shall defend, indemnify and hold each of the Shareholders harmless from any loss, liability, damage or expense (including without limitation, interest, penalties and attorneys' fees) incurred by any of the Shareholders as a result of any material breach of any representation, warranty or agreement made by UNB Corp. or United Insurance set forth in this Agreement or any claim or action initiated against the Shareholders by stockholders of UNB Corp. or any other third party objecting to the terms of the Merger. The Shareholders, jointly and severally, shall indemnify and hold harmless UNB Corp. and United Insurance and their successors and assigns, to the extent provided for in this Article, against all loss, liability, damage or expense (including, without limitation, interest, penalties and reasonable attorneys' fees) incurred by UNB Corp. or United Insurance arising from or in connection with any material breach of any representation, warranty or agreement made by the Company set forth in this Agreement.

                                   ARTICLE 12.

                               GENERAL PROVISIONS
                               ------------------

         12.1 ARBITRATION. Any and all disputes arising out of or in connection with the negotiation, execution, interpretation, performance or non-performance of this Agreement, shall be submitted to binding arbitration by either party no sooner than thirty (30) days after such dispute arose, during which time the parties shall attempt to resolve such dispute in good faith. Any such arbitration shall be held in Canton, Ohio, and be conducted pursuant to the commercial arbitration rules of the American Arbitration Association, then in effect. This decision of the arbitrator shall be final and binding and may be entered in any court having jurisdiction over the



                                      42.

parties. The arbitrator shall render his final decision in writing to the parties, which decision shall explain the reasons therefor. Each party shall pay their own fees and expenses incurred in connection with such arbitration.

         12.2 EXPENSES. Subject to the provisions of hereof, UNB Corp. shall pay its own expenses, and the Company shall pay its own expenses incurred in connection with the authorization, preparation, negotiation and execution of this Agreement, including, without limitation, all fees and expenses of agents, representatives, counsel and accountants retained by each of them.

         12.3 AMENDMENT. This Agreement shall not be amended or modified except by means of a written instrument executed by the Company, UNB Corp., United Insurance and the Shareholders.

         12.4 NOTICES. All notices, claims, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly delivered if delivered by telephone facsimile transmission or by a recognized express courier service as follows:

         (a)      If to the Company:
                           Lora A. Rownd
                           6279 Frank Avenue, N.W.
                           North Canton, Ohio  44720-7227

                  With copies to:
                           Jeffrey A. Halm, Esq.
                           Buckingham Doolittle & Burroughs
                           4518 Fulton Drive,  NW
                           PO Box 35548
                           Canton  OH  44735-5548



                                      43.

         (b)      If to UNB Corp. or
                  United Insurance:
                           United Insurance Agency, Inc.
                           220 Market Avenue South
                           PO Box 24190
                           Canton, OH  44701
                           Attention:   James J. Pennetti, Secretary / Treasurer

                  With copies to:
                           Todd S. Bundy, Esq.
                           Black, McCuskey, Souers & Arbaugh
                           220 Market Avenue South, Suite 1000
                           Canton, OH  44702

or to such other person or address as any party may subsequently designate in writing and deliver as provided in this Section.

         12.5 ENTIRE AGREEMENT. This Agreement, the Employment Agreements, and the Confidentiality Agreement entered into between the parties on February 15, 2001, set forth the entire understanding of the parties hereto and supersede any and all prior agreements, arrangements and understandings relating to the subject matter hereof.

         12.6 COUNTERPARTS. This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

         12.7 PUBLICITY. UNB Corp. and the Company agree that they will advise and confer with one another prior to the issuance of any press releases or other public statements with respect to the transactions contemplated by this Agreement, or the implementation thereof. No press releases or public statements shall be made prior to the Closing without the consent of both UNB Corp. and the Company hereto, except as otherwise required by law.




                                      44.

         12.8 CONSTRUCTION. This Agreement has been executed and delivered in Ohio and accordingly, this Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Ohio applicable to the agreements made and wholly performed in such state and any applicable federal laws.

         12.9 ASSIGNMENT. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof may be assigned by any party without the consent of the other parties hereto. Nothing contained herein, express or implied, is intended to confer upon any person or entity other than the parties hereto, and their heirs, personal representatives, successors in interest and permitted assignees any rights or remedies under or by reason of this Agreement unless so stated herein to the contrary.

         12.10 CAPTIONS AND PARAGRAPH HEADINGS. Captions used herein are for convenience only, are not a part hereof and shall not be used in construing this Agreement.

         12.11 REMEDIES. No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder, now or hereafter existing at law or in equity or by statute or otherwise, and the election by a party of one or more remedies shall not constitute a waiver of the party's right to pursue any other available remedies.

         12.12 TERMINATION. This Agreement shall terminate at any time prior to the Closing upon the occurrence of the earlier of:

         (a) the mutual agreement of UNB Corp., United Insurance, and the Company;

         (b) ten (10) business days after written notice by UNB Corp. or United Insurance of a material breach of any of the representations, warranties or agreements of the Company or the



                                      45.

Shareholders contained in this Agreement, which is not cured within such ten
(10) business day period;

         (c) ten (10) business days after written notice by the Company of a material breach of any of the representations, warranties or agreements of UNB Corp. or United Insurance contained in this Agreement, which is not cured within such ten (10) business day period; or

         (d) the failure of the Closing to occur prior to July 31, 2001.

         12.13 TAX STATUS. The parties agree that the Merger is intended to qualify as a reorganization under Section 368(a)(1)(A) and Section 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended, and shall report the Merger consistent with such status.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date and the year first set forth above.

                                      UNB CORP.


                                      By: /s/ James J. Pennetti
                                          ---------------------------------
                                      Its: EVP & CFO
                                           --------------------------------

                                      UNITED INSURANCE AGENCY INC.


                                      By: /s/ James J. Pennetti
                                          ---------------------------------
                                      Its: Secretary - Treasurer
                                           --------------------------------


                                      ROWND FINANCIAL ADVISORS CORP.


                                      By: /s/ Lora A. Rownd
                                          ---------------------------------
                                      Its: President
                                           --------------------------------



                                      46.

                                      /s/ Robert S. Rownd
                                      ---------------------------------
                                      Robert S. Rownd

                                      /s/ Gail T. Rownd
                                      ---------------------------------
                                      Gail T. Rownd

                                      /s/ Lora A. Rownd
                                      ---------------------------------
                                      Lora A. Rownd



                                      47.